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                                    AMERICAN HONDA FINANCE CORPORATION

                                    MONTHLY SERVICING REPORT -- Honda Grantor Trust 1994-A

                                    May 1, 1996 through May 31, 1996


A. ORIGINAL DEAL PARAMETER INPUTS

(A) Original Total Portfolio                                           $435,814,748.61
(B) Class A Certificate Ownership Interest of the Trust                          92.75%
(C) Original Class A Certificate Balance                               $404,218,179.34
(D) Class A Certificate Rate                                                      4.80%
(E) Original Class B Certificate Balance                                $31,596,569.27
(F) Class B Certificate Rate                                                      4.80%
(G) Servicing Fee Rate                                                            1.00%
(H) Original Weighted Average Coupon (WAC)                                        9.44%
(I) Original Weighted Average Remaining Term (WAM)                                     month
(J) Number of Contracts                                                                  41,400
(K) Reserve Fund
    (i)    Reserve Fund Initial Deposit Percentage                                0.15%
    (ii)   Reserve Fund Initial Deposit                                    $653,722.00
    (iii)  Specified Reserve Fund Balance Percent                                 0.75%
    (iv)   Specified Reserve Fund Balance                                $3,268,611.00
    (v)    Floor Percent                                                          1.50%
    (vi)   Floor Amount                                                  $6,537,221.00
    (vii)  Floor Trigger Amount                                        $130,744,425.00
(L) Original Letter of Credit Amount                                         30,000,000.00
(M) Number of Contructs @2/1/94 (L.C.Reset Percentage Basis)                             41,400

B. INPUTS FROM PREVIOUS MONTHLY SERVICER REPORTS

(A) Total Portfolio Outstanding                                        $122,142,109.17
(B) Total Portfolio Pool Factor                                                    0.2802615
(C) Class A Certificate Balance                                        $113,286,806.26
(D) Class A Principal Factor                                                       0.2802615
(E) Class B Certificate Balance                                          $8,855,302.91
(F) Reserve Fund Balance                                                 $6,537,221.00
(G) Outstanding Advance                                                             1,501,863
(H) Payahead Account Balance                                                        1,902,983
(I) Cumulative Net Losses for All Prior Periods                                     1,889,699
(J) Weighted Average Coupon of Remaining Portfolio (WAC)                          9.04%
(K) Weighted Average Remaining Term of Remaining Portfolio (WAM)                       month
(L) Number of Contracts                                                                  21,305
(M) Letter of Credit Amount                                                       15,438,406

C. INPUTS FROM THE MAINFRAME

(A) Precomputed Contracts Principal
    (i)   Scheduled Principal Collections                                $5,201,906.52
    (ii)  Prepayments in Full                                                  2,516,997.49
    (iii) Prepayments in Full Due to Repurchases                                  0.00
(B) Precomputed Contracts Total Collections                               8,392,746.74
(C) Payment Advance
    (i)  Reimbursement of Previous Advances                                 488,940.03
    (ii) Current Advance Amount                                            $429,455.81
(D) Payahead Account
    (i)  Payments Applied                                                   235,291.33
    (ii) Additional Payaheads                                               353,951.91
(E) Weighted Average Coupon of Remaining Portfolio (WAC)                          9.02%
(F) Weighted Average Remaining Maturity of Remaining Portfolio (WAM)             23.96 month
(G) Remaining Number of Contracts                                               20,524
(H) Delinquent Contracts
                                                   Contracts                     Amount
                                                ---------------------  --------------------------------
    (i)   30-59 Days Delinquent                                 1.56%       $2,181,386   1.91%
    (ii)  60-89 Days Delinquent                                 0.22%                    0.29%
    (iii) 90 Days or More Delinquent                            0.07%                    0.12%


D. INPUTS DERIVED FROM OTHER SOURCES

(A) Collection Account Investment Income -- Paid to Servicer                      0.00
(B) Reserve Fund Investment Income -- Paid to Seller                                27,646.06
(C) Aggregate Net Losses for Collection Period                                     (19,242.99)
(D) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables                $120,942.31
    (ii)  Net Liquidation Proceeds Received During the Collection Per               76,131.50
    (iii) Recoveries on Previously Liquidated Contracts                             64,053.80
(E) Number of Vehicles Repossessed During the Collection Period                                 11

                                    AMERICAN HONDA FINANCE CORPORATION

                                    MONTHLY SERVICING REPORT -- Honda Grantor Trust 1994-A

                                    May 1, 1996 through May 31, 1996

I. COLLECTIONS


(A) Principal Payments Received (C(A)i-iii)                              $7,718,904.01
(B) Interest Payments Received (C(B)-(C(A)i-iii))                                 673,842.73
(C) Aggregate Net Liquidation Proceeds Received (D(D)ii+iii)                140,185.30
(D) Principal on Repurchased Contracts (C(A)iv)                                   0.00

(E) Total Collections (Amount deposited to Certificate Account) (A+B+    $8,532,932.04


II. DISTRIBUTIONS


(A) Principal Payments Received (I(A))                                   $7,718,904.01
(B) Principal on Repurchased Contracts (I(D))                                     0.00
(C) Gross Principal Balance of Liquidated Receivables (D(D)i)                     120,942.31

(D) Total Principal Reduction (A+B+C)                                    $7,839,846.32

(E) Class A Distributable Amount
    (i)   Class A Monthly Interest Payment (A(D)*B(C))                     $453,147.23

    (ii)  Monthly Principal to Class A (II(D)*A(B))                      $7,271,457.47

    (iii) Total Distributable Amount (i+ii)                              $7,724,604.70

(F) Class B Distributable Amount
    (i)   Class B Monthly Interest Payment (A(F)*B(E))                      $35,421.21
    (ii)  Monthly Principal to Class B (II(D)-(E)ii)                              568,388.85

    (iii)  Total Class B Distributable Amount (i+ii)                       $603,810.06


(G) Required Distributions
    (i)   Servicing Fee (A(G)*B(A))                                        $101,785.09
    (ii)  Class A Distributable Amount (II(E)iii)                              7,724,604.70
    (iii)  Class B Distributable Amount (II(F)iii)                                603,810.06
    (iv)  Deposit to Reserve Fund (If Positive (IV(G)-(A)))                       0.00
    (v)   Residual Releases to Seller (IV(F))                                     102,732.19

    (vi)  Total Amount Distributed (i+ii+iii+iv+v)                       $8,532,932.04

(H) Amount of Draw from Reserve Fund (IV(B))                                     $0.00
(I) Sum of Draw from Reserve Fund and Total Collection (I(E)+IV(B))            8,532,932.04


III. POOL BALANCES AND PORTFOLIO INFORMATION

                                                 Beginning                  End
                                                 of Period               of Period
(A) Balances and Principal Factors
    (i)   Total Pool Balance                   $122,142,109.17         $114,302,262.85
    (ii)  Total Pool Factor                          0.2802615               0.2622726
    (iii) Class A Certificate Balance          $113,286,806.26         $106,015,348.79
    (iv)  Class A Principal Factor                   0.2802615               0.2622726
    (v)   Class B Certificate Balance            $8,855,302.91           $8,286,914.06

(B) Portfolio Information
    (i)   Weighted Average Coupon (WAC)                   9.04%                   9.02%
    (ii)  Weighted Average Remaining Maturity            24.78 months            23.96 months
    (iii) Remaining Number of Contracts                 21,305                  20,524

(C) Outstanding Interest Advance                 $1,501,863.18           $1,442,378.96


                                    AMERICAN HONDA FINANCE CORPORATION

                                    MONTHLY SERVICING REPORT -- Honda Grantor Trust 1994-A

                                    May 1, 1996 through May 31, 1996

IV. RECONCILIATION OF RESERVE FUND


(A) Beginning Reserve Fund Balance (B(F))                                $6,537,221.00
(B) Draw for Class A and Class B Distributable Amount   (If Positive(             0.00
    (i) Contribution from Seller to fund new floor amount per Article I of Pooling and Servicing Agreement
(C) Amount Available for Deposit to the Reserve Fund                        102,732.19
        (If Positive (I(E)-(II(E)iii+II(G)i+II(F)iii)))
(D) Reserve Fund Balance Prior to Release (IV(A-B+C))                    $6,639,953.19

(E) Reserve Fund Required Amount (Was Trigger or Floor Hit?)             $6,537,221.00

(F) Residual Releases from Reserve Fund (If Positive (D-E))                 102,732.19

(G) Ending Reserve Fund Balance (D-F)                                     6,537,221.00


V. NET LOSS AND DELINQUENCY ACCOUNT ACTIVITY


(A) Liquidated Contracts
    (i)   Gross Principal Balance of Liquidated Receivables (D(D)i)        $120,942.31
    (ii)  Net Liquidation Proceeds Received During the Collection Per        76,131.50
    (iii) Recoveries on Previously Liquidated Contracts (D(D)iii)            64,053.80
(B) Aggregate Net Losses for Collection Period (V(A)i-ii-iii)               (19,242.99)
(C) Cumulative Net Losses for all Periods (V(B)+B(I))                     1,870,455.84

(D) Delinquent and Repossessed Contracts
                                                   Contracts                     Amount
                                                ---------------------   ------------------------------
    (i)   30-59 Days Delinquent                            321  1.56%    $2,181,386.00   1.91%
    (ii)  60-89 Days Delinquent                             45  0.22%       332,962.00   0.29%
    (iii) 90 Days or More Delinquent                        15  0.07%       131,465.00   0.12%

    (iv)  Vehicles Repossessed During the Col               11  0.05%        85,414.24   0.07%
    (v)  Total Accumulated Repossessed and in               25  0.12%                    0.14%

VI. TESTS FOR INCREASE IN RESERVE FUND BALANCE


(A) Ratio of Net Losses to the Pool Balance as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                     0.47%
    (ii)  Preceeding Collection Period                                            0.05%
    (iii) Current Collection Period                                              -0.20%
    (iv)  Three Month Average (Avg(i,ii,iii))                                     0.11%

(B) Ratio of Number of Contracts Delinquent 60 Days or More and Accumulated Repossessed in inventory to the Outstanding Number of Receivables as of Each Collection Period.
    (i)   Second Preceeding Collection Period                                     0.41%
    (ii)  Preceeding Collection Period                                            0.34%
    (iii) Current Collection Period                                               0.41%
    (iv)  Three Month Average (Avg(i,ii,iii))                                     0.39%

(C) Loss and Delinquency Trigger Indicator                           Trigger Was Not Hit


VII.  LETTER OF CREDIT SUMMARY

(A) Original Letter of Credit Amount   (A(L))                                       30,000,000.00
(B) Reset Percentage (# of conts end of perd/basis #) (III(B)iii) / (            49.57%
(C) Less Draws                                                                                   -
(D) Balance End of Period  (VII(A) * VII(B))-(VII(C))                        14,872,463.77
(E) L/C Bal as Percentage of Pool Bal at End of Period  (VII(D) / III          13.0115%


I hereby certify that the servicing report provided is true and accurate to the best of my knowledge.



/s/ John Weisickle
John Weisickle, Vice President / Finance

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